EXHIBIT 3.(i).3

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                       (After Issuance of Stock) Filed By:

FIRST AID DIRECT, INC.
Name of Corporation


                     I the undersigned Dale B. Finfrock, Jr., President and Greg
           K. Kuroda, Assistant Secretary of FIRST AID DIRECT, INC.

           do hereby certify:

                     That the Board of Directors of said corporation at a meeting duly convened, held on November 5, 1998, adopted a resolution to amend the original articles as follows:

           Article         1          is hereby amended to read as follows:
                   ------------------


           The name of the corporation is: PLATINUM AND GOLD, INC.

                     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 11,000,000: that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                        /s/ Dale B. Finfrock
                                        -----------------------------
                                        President or Vice President

                                        /s/ Dale B. Finfrock
                                        -----------------------------
                                        Secretary or Assistant Secretary

           State of           FLORIDA       )
                                            ) ss.
           County of         DADE           )

     On November 5, personally appeared before me, a Notary Public, Dale Finfrock, who acknowledged that they executed the above instrument.

LUIS A. URIARTE                                          /s/ Luis A. Uriarte
COMMISSION # CC(illegible)                                Signature of Notary
EXPIRES SEP 02, 2000
BONDED THROUGH ATLANTIC BONDING CO., INC.
            [Notary Stamp]